FOURTH AMENDMENT TO THE

CUSTODIAN AGREEMENT

THIS FOURTH AMENDMENT dated as of December 16, 2024, to the Custody Agreement, dated as of June 15, 2012, as amended and assigned (the “Agreement”), is entered by and FORUM FUNDS, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to remove the following fund:

●	The BeeHive Fund

WHEREAS, Section 21 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Effective as of December 16, 2024, Appendix A of the Agreement is hereby superseded and replaced in its entirety with Appendix A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of December 16, 2024.

UNIFIED SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Zachary R. Tackett	By:	/s/ Gregory Farley Sr.

Name:	Zachary R. Tackett	Name:	Gregory Farley Sr.

Title:	President	Title:	Vice President

Date:	March 25, 2025	Date:	April 7, 2025

Appendix A

Separate Portfolios

Custodian Agreement

(Foreign and Domestic Securities)

Forum Funds and U.S. Bank

Effective Date December 16, 2024

Funds
Auxier Focus Fund
Beck Mack + Oliver Partners Fund
DF Dent Midcap Growth Fund
DF Dent Premier Growth Fund
DF Dent Small Cap Growth Fund
Lisanti Small Cap Growth Fund
MAI Managed Volatility Fund
Monongahela All Cap Value Fund
Payson Total Return Fund